Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-182598, 333-182569, 333-181189, 333-174671, 333-164021, 333-159733, 333-145450, 333-145449 and 333-136402) of Catamaran Corporation of our report dated February 24, 2012 relating to the financial statements of Catalyst Health Solutions, Inc., which appears in this Current Report on Form 8-K of Catamaran Corporation dated March 1, 2013.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
March 1, 2013